Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8, Amendment No. 4, (No. 333-01861) of our report dated March 27, 2007 relating to the financial statements and financial statement schedule which appears in Chyron Corporation's Annual Report on Form 10-K for the year ended December 31, 2006.

/s/ BDO Seidman, LLP

BDO Seidman, LLP

Melville, New York

October 17, 2007